STEP-UP NOTES



                           EXCHANGE OFFERING STATEMENT







                             DATAMETRICS CORPORATION
                            (a Delaware corporation)






                                February 8, 2001












DO NOT COPY OR                                              COPY NO. __________
CIRCULATE.  FOR THE EXCLUSIVE
USE OF: __________________________

               PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION

         DATAMETRICS CORPORATION IS SOLICITING APPROVAL OF AN AMENDMENT TO ITS CERTIFICATE OF INCORPORATION (I) TO INCREASE ITS AUTHORIZED CAPITAL STOCK TO 410,000,000 SHARES, COMPRISED OF 400,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, AND 10,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $.01 PER SHARE AND (II) TO EFFECT A 1 FOR 20 REVERSE STOCK SPLIT WITH RESPECT TO ALL OUTSTANDING SHARES OF CAPITAL STOCK OF DATAMETRICS CORPORATION. THE TERMS OF THE EXCHANGE OFFER TAKE INTO ACCOUNT AND ARE CONDITIONED UPON THE APPROVAL OF THE FOREGOING AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

                             SUMMARY OF THE OFFERING

Issuer: Datametrics Corporation, a Delaware corporation with principal executive offices at 1717 Diplomacy Row, Orlando, Florida 32809.

Securities Offered:                         Step-up Coupon Convertible
                                            Subordinated Notes ("New Notes") in
                                            the aggregate principal amount of
                                            $5,303,620 (interest paid
                                            semiannually after the first
                                            anniversary of the date of issuance
                                            with a first payment at 12% per
                                            annum and final payment at 16% per
                                            annum).

Securities to be
Exchanged:                                  10% Subordinated Notes ("Old Notes")
                                            in the aggregate principal amount of
                                            $3,524,000.

Exchange Ratio:                             $1.5050 in face amount of New Notes
                                            for each $1 of 10% Subordinated
                                            Notes.

Procedure for
Exchange:                                   Tender of Old Notes may be made by
                                            executing the Letter of Acceptance
                                            attached to this Exchange Offering
                                            Statement as Exhibit A and
                                            delivering it to Datametrics
                                            Corporation prior to the Expiration
                                            Time.

Expiration Time:                            The Exchange Offer will expire at
                                            5:00 p.m. New York City time on
                                            February 28, 2001 (the "Expiration
                                            Time") unless extended by
                                            Datametrics Corporation.

Expenses and Fees:                          Datametrics Corporation will act as
                                            its own exchange agent. All expenses
                                            to be incurred in connection with
                                            the offering will be paid by
                                            Datametrics Corporation.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") OR ANY STATE SECURITIES AGENCY, NOR HAS THE SEC OR ANY STATE AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS EXCHANGE OFFERING STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES OFFERED IN THIS EXCHANGE OFFERING STATEMENT ARE SUITABLE ONLY FOR PERSONS WHO HAVE NO NEED FOR LIQUIDITY IN THEIR


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

INVESTMENTS. THESE SECURITIES INVOLVE SUBSTANTIAL RISKS AS SET FORTH IN THIS EXCHANGE OFFERING STATEMENT.

         THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON AN EXEMPTION THEREFROM. THE SECURITIES WILL BE SOLD ONLY TO QUALIFIED PURCHASERS AS DESCRIBED HEREIN.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS EXCHANGE OFFERING STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION.

         THIS EXCHANGE OFFERING STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR AN OFFER TO BUY BY ANYONE IN ANY STATE OR ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION, OR TO ANY PERSON OTHER THAN THE PROSPECTIVE INVESTOR NAMED ON THE COVER HEREOF.

         THE STATEMENTS IN THIS EXCHANGE OFFERING STATEMENT ARE MADE AS OF THE DATE HEREOF, UNLESS ANOTHER TIME IS SPECIFIED. NEITHER THE DELIVERY OF THIS EXCHANGE OFFERING MEMORANDUM NOR ANY SALE HEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCE, AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

         NO REPRESENTATIONS, WARRANTIES OR SUGGESTIONS OF ANY KIND ARE INTENDED OR SHOULD BE INFERRED IN RESPECT OF THE ECONOMIC RETURN WHICH MAY ACCRUE TO THE HOLDERS.

         PROSPECTIVE INVESTORS ARE WARNED THAT THERE HAS BEEN NO INDEPENDENT REVIEW OF THE TERMS OR THE STRUCTURE OF THIS OFFERING. EACH PROSPECTIVE INVESTOR AND THE INVESTOR'S ADVISORS SHOULD REVIEW THIS EXCHANGE OFFERING STATEMENT ON THAT BASIS.

                                STATE LAW NOTICES

            IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE INVESTMENT AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE INVESTMENTS HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE INVESTMENTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS AND CONDITIONS SET FORTH HEREIN. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

            THE EXCHANGE OFFERING STATEMENT IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE CORPORATION DESCRIBED HEREIN.


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



                            FOR CALIFORNIA RESIDENTS

            THE SALE OF SECURITIES HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO SUBSCRIBE FOR THE NOTES WHICH ARE THE SUBJECT OF THIS EXCHANGE OFFERING STATEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                                  FOR ILLINOIS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             FOR NEW YORK RESIDENTS

THIS EXCHANGE OFFERING STATEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                       FOR INVESTORS IN ALL UNITED STATES

THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. EACH PURCHASER WILL BE REQUIRED TO REPRESENT THAT IT IS ACQUIRING THE NOTES PURCHASED BY IT FOR INVESTMENT AND NOT WITH A VIEW TO RESALE OR DISTRIBUTION.

                              TERMS OF THE EXCHANGE

         Datametrics Corporation (the "Corporation") hereby offers (the "Exchange Offer") to exchange $1.5050 in face amount of its Step-Up Coupon Convertible Subordinated Notes (the "New Notes") for each $1.00 of principal amount of the Corporation's 10% Subordinated Notes (the "Old Notes"). The Exchange Offer will be effective as to all Notes tendered for exchange. There is no minimum principal amount of the Notes that must be tendered for the exchange to be effective. However, the Exchange Offer will not be effective as to any individual Noteholder unless all of the Notes held by such person are tendered for exchange. The Corporation will act as its own exchange agent for, and will pay all fees and expenses of, the Exchange Offer.

         The Corporation will, upon the terms and subject to the conditions set forth in this Exchange Offer, acquire all Notes which are properly tendered by the Expiration Time. The Expiration Time shall be 5:00 P.M., New York City time, on February 28, 2001 unless extended at the sole option of the Corporation. All Notes tendered shall be deemed to have been irrevocably tendered and may not be withdrawn. No Notes may be tendered after 5:00 P.M. New York City time, on February 28, 2001, unless the Corporation shall have extended the Expiration Time beyond that date.

         NO HOLDER IS REQUIRED TO TENDER HIS NOTES, BUT A HOLDER MUST TENDER ALL OF HIS NOTES IN ORDER PROPERLY TO TENDER ANY PART THEREOF. NO PARTIAL TENDER WILL BE ACCEPTED. A HOLDER MAY DECIDE, AFTER CONSULTATION WITH HIS COUNSEL, ACCOUNTANT, OFFEREE REPRESENTATIVE OR OTHER ADVISOR, THAT IT IS NOT IN HIS BEST INTEREST TO TENDER HIS NOTES. THIS IS A DECISION WHICH EACH HOLDER MUST MAKE AND THE CORPORATION DOES NOT EXPRESS AN OPINION CONCERNING THE CHOICE TO BE MADE BY ANY HOLDER.

         Holders may tender their Notes by properly completing and executing the Letter of Acceptance attached to this Exchange Offering Statement as Exhibit A and delivering it to the Corporation.

         All questions as to the validity, eligibility (including time of receipt) and acceptance of the tender of a Note will be determined by the Corporation, whose determination will be final and binding. The Corporation also reserves the absolute right to waive certain conditions of the Exchange Offer or any defect in the tender of any Notes.

         Please read carefully the Letter of Acceptance for a more complete description of tender, acceptance and exchange procedures and the rights and obligations of tendering holders and of the Corporation.

         Notwithstanding any other provision of the Exchange Offer, the Corporation will not be required to accept any Notes tendered for exchange, and may at its sole discretion terminate or amend the Exchange Offer, if at or before the Expiration Time:

         (a) there shall have occurred (i) a declaration of a banking moratorium, any suspension of payments in respect of banks in the United States or any limitation by federal or state authorities (whether or not mandatory) on the extension of credit by lending institutions, (ii) a commencement of a war or other international or national calamity directly or indirectly involving the United States, or (iii) any material change in exchange rates for United States dollars as against any other currency or the imposition of a suspension of, or limitations on, the markets therefor; or, in the case of any of the foregoing existing at the commencement of the Exchange Offer, a material acceleration or worsening thereof;

         (b) there shall be instituted, threatened or pending any action or proceeding before any court or governmental, regulatory or administrative agency or commission or by any other person (domestic or foreign) (i) challenging the making of the Exchange Offer or otherwise directly or indirectly relating to the Exchange Offer or (ii) otherwise adversely affecting the Corporation; or, in the case of any of the foregoing existing at the commencement of the Exchange Offer, any material change therein; or

         (c) any domestic or foreign statute, rule or regulation shall have been proposed or enacted, or any action shall have been taken by any governmental authority, which, in the sole judgment of the Corporation, prohibits consummation of the Exchange Offer or materially and adversely affects the business of the Corporation;

and if in the sole judgment of the Corporation in any such case, and regardless of the circumstances (including any action by the Corporation giving rise to any such condition), such condition makes it inadvisable to proceed with the Exchange Offer.

         Any determination by the Corporation concerning any of the foregoing conditions shall be final and binding on all parties. The foregoing conditions are for the sole benefit of the Corporation and may be asserted by the Corporation regardless of the circumstances (including any action by the Corporation) giving rise to any such condition and may be waived by the Corporation in whole or in part.

          DESCRIPTION OF STEP-UP COUPON CONVERTIBLE SUBORDINATED NOTES

         Set forth below is a summary of the principal features of the New
Notes.

Securities                                  $5,303,620 aggregate principal
                                            amount of Step-Up Coupon Convertible
                                            Subordinated Notes due 2003

Maturity Date                               February 28, 2003

Interest Payment Dates No interest will accrue on the New Notes during the first year they are outstanding. Thereafter interest on the New Notes will be payable in cash semi-annually in arrears on the following dates and at the following rates:

                                            September 1, 2002     12% per annum
                                            February 28, 2003     16% per annum

Conversion Rights
  of the Holder                             The New Notes are convertible into
                                            shares of common stock of the
                                            Corporation, par value $.01 per
                                            share (the "Common Stock"), at the
                                            option of the holders at any time
                                            prior to maturity, at a conversion
                                            price of $3.00 per share, subject to
                                            adjustment in certain circumstances.

Conversion Rights
  of the Corporation                        Not more frequently than once in
                                            each 90-day period, the Corporation
                                            may convert, at a conversion price
                                            of up to $3.00 per share, up to 20%
                                            of the outstanding principal amount
                                            of the New Notes so long as at the
                                            time of notice of such conversion
                                            the closing bid on the Common Stock
                                            is at least $3.25 and the average
                                            daily trading volume for 20 of the
                                            immediately preceding 30 trading
                                            days is at least 30,000 shares. In
                                            addition, not more frequently than
                                            once in each 90-day period, the
                                            Corporation may convert, at a
                                            conversion price of up to $3.00 per
                                            share, up to 50% of the outstanding
                                            principal amount of the New Notes so
                                            long as at the time of notice of
                                            such conversion the closing bid on
                                            the Common Stock is at least $4.50
                                            for 20 of the immediately preceding
                                            30 trading days.

Condition to Conversion                     No conversion, whether requested by
                                            the holder or forced by the
                                            Corporation, shall be effected
                                            unless the shares of Common Stock
                                            issuable upon conversion are then
                                            transferable without restriction
                                            under Rule 144 under the Securities
                                            Act of 1933, as amended.

Redemption at the Option
  of the Corporation                        The New Notes are redeemable by the
                                            Corporation by payment in cash of
                                            the following percentage of
                                            principal outstanding plus accrued
                                            interest at the following times
                                            (provided that no redemption may be
                                            in an amount less than 25% of the
                                            then outstanding principal amount of
                                            New Notes):

                                                     Period                     Percentage of Par
                                            March 1, 2001       -  August 31, 2001      85%
                                            September 1, 2001   -  February 28, 2002    90%
                                            March 1, 2002       -  September 1, 2002    95%

Mandatory Redemption                        The Corporation shall redeem 20% of
                                            the outstanding principal amount of
                                            the New Notes on March 1, 2002 and
                                            20% of the outstanding principal
                                            amount of the New Notes on September
                                            1, 2002. Such redemptions may be
                                            effected by cash payments or
                                            conversion by the holders or the
                                            Corporation.

Ranking                                     The New Notes are subordinated
                                            unsecured obligations of the
                                            Corporation and rank on a parity
                                            with all other unsecured and
                                            subordinated indebtedness of the
                                            Corporation. The New Notes do not
                                            restrict the Corporation's ability
                                            to incur additional indebtedness.

Registration Rights:                        The holders shall have piggyback
                                            registration rights with respect to
                                            the shares of Common Stock issuable
                                            upon Conversion of the New Notes.


                           BUSINESS OF THE CORPORATION

         The Corporation designs, develops and sells high-speed color printers, high-resolution non-impact printer/plotters and ruggedized computers, printers and workstations. The Corporation pioneered the development of high-speed, non-impact printers for tactical military applications. The Corporation is focused on the manufacture and sale of its core product line of ruggedized printers.

MANAGEMENT TEAM

         VINCE CAHILL, CHIEF EXECUTIVE OFFICER. Prior to being appointed CEO, Mr. Cahill has been a Director of the Corporation since April 1999. Since 1978 he has been a consultant to The Colorworks, a screen-printing and graphic imaging firm. Since 1996 he has served as a consultant to IT Strategies, a consulting company servicing the digital printing industry. Mr. Cahill is also a member of Newhill Technologies, LLC, which has pioneered development of digital technology for printing on ceramics and glass, and since 1998 has worked with Specialty Materials and Graphic Solutions, a firm which imports "thermo-weldable" printing materials. Mr. Cahill has written extensively on digital printing and graphic imaging as a contributing editor to Impressions Magazines and a writer for Screen Printing Magazine.

         CAL LEONE, CHIEF OPERATING OFFICER. Mr. Leone is a business development manager, engineer, consultant, and author with more than 17 years of experience in various high-tech business sectors. He has served as CEO of Graseby Optronics, a division of Graseby PLC, UK, an international manufacturer of precision electro-optical instrumentation specializing in color measurement systems and fiber-optic test equipment. He joined Datametrics as the Engineering Manager in 1999.

         LARRY SILVERMAN, CHIEF FINANCIAL OFFICER. Prior to becoming the CFO, Mr. Silverman served as Controller of the Corporation. From 1991 to 1999, Mr. Silverman was Controller of Shima Seiki U.S.A. Inc., headquartered in Cranbury, New Jersey.

         DONALD NEWMAN, CHIEF TECHNOLOGY OFFICER. Mr. Newman, is chartered with guiding the Company's expansion into the e-business arena through its MadeMyWay.com subsidiary as well as the initial growth of Internet accessibility of Datametrics customer service and sales and marketing functions. An industry veteran with over 18 years of experience in software product development and product line management, Newman will direct and manage the Datametrics IT team. Previously, he was a co-founder of sonicnet.com in 1994, a leading music service on the Internet now owned by MTV. Mr. Newman was also Product Manager for brandwizard.com and developed applications for automated packaging graphics worldwide.

         HEIDI JAMES, VICE PRESIDENT OF MARKETING. Ms. James will spearhead marketing for the Company's Industrial and MadeMyWay business units. In addition, she will continue to expand marketing, product development and customer service for the company's revitalized Military business. Ms. James has over ten years experience in selling and marketing product. Ms. James was previously Vice President for Sales and Marketing with Circline, and Chief Operating Officer of OurYearbook.com. Prior to these positions she was with several prestigious New York based design firms.


                    EXCHANGE OF 12% SUBORDINATED CONVERTIBLE
                                  SECURED NOTES

         Simultaneously with this Exchange Offer, the Corporation is offering (the "12% Exchange Offer") to the holders of the Corporation's 12% Subordinated Convertible Secured Notes (the "12% Notes") the option to exchange their 12% Notes for shares of the Corporation's Common Stock. As of December 31, 2000, the aggregate principal amount of and accrued interest under outstanding 12% Notes was $2,835,607, which is subject to the 12% Exchange Offer. The Corporation is offering to exchange 1.1 shares of Common Stock for each $1 of 12% Notes.


                               EFFECT OF EXCHANGE

         As of December 31, 2000, the aggregate principal amount of outstanding Old Notes was $3,524,000. If such entire amount is exchanged pursuant to this Exchange Offer, the holders of the Old Notes will receive in the aggregate $5,303,620 principal amount of New Notes. As a condition to the Exchange Offer, holders of the Old Notes will release all rights under the Old Notes, including, without limitation, all claims for damages, including, without limitation, liquidated damages, for defaults under the Old Notes or any related documents, including, without limitation, any damages for any failure to comply with any registration requirements imposed on the Corporation.


                        RECENT DEVELOPMENTS IN FINANCINGS

         The Corporation's senior secured bank facility with Branch Banking & Trust Corporation (the "Bank") in the amount of $1,496,140 (the "Senior Bank Loan") was in default in September, 2000. The Bank drew on a letter of credit posted by Roy and Carl Doumani in full satisfaction of the Corporation's obligations to the Bank and assigned the loan documents and collateral to the Doumanis. DMTR, LLC ("DMTR"), a New York limited liability company of which Bruce Galloway, the Chairman of the Corporation, is a member, has satisfied all obligations under those loan documents owing to the Doumanis, and DMTR has taken an assignment of the loan documents and the collateral securing that loan. In addition, DMTR has repaid all of the Corporation's bridge financings in the aggregate amount of $1,305,000 (the "Bridge Financings") from Mr. Galloway and certain co-investors and taken an assignment of the loan documents evidencing the Bridge Financings and an assignment of the collateral securing the Bridge Financings.

         Effective January 31, 2001, DMTR and the Corporation executed loan documents to provide the Corporation with a line of credit in the maximum amount of $798,860 (the "Line of Credit"). Accordingly, the Corporation (assuming a draw of the entire Line of Credit) is obligated to DMTR in the aggregate amount of $3,600,000 (comprised of $1,496,140 on the Senior Bank Loan, $1,305,000 on the Bridge Financings and $798,860 on the Line of Credit). The Line of Credit has a term of two years with interest (payable monthly) at the Base Rate of Citibank, N.A. plus 100 basis points and is secured by all assets of the Corporation, a pledge of the Corporation's stock in MadeMyWay.Com and the assets of MadeMyWay, To the extent such assets and stock are pledged to secure the Senior Bank Loan and the Bridge Financings, the security for the Line of Credit is subject to such prior security interests. The Corporation is also obligated to make mandatory prepayments of the principal of the Line of Credit on a monthly basis to the extent the Corporation has available cash in excess of $200,000. Simultaneously with the closing of the Line of Credit, DMTR agreed to modify the terms of the Senior Bank Loan and the Bridge Financings to conform those terms to the terms of the Line of Credit. Therefore, the Senior Bank Loan and the Bridge Financings mature on January 31, 2003, accrue interest (payable monthly) at the Base Rate of Citibank N.A. plus 100 basis points and are subject to the mandatory prepayment provision set forth in the Line of Credit. As additional consideration for the financings provided by DMTR, the Corporation issued a Warrant to DMTR to acquire up to 7,000,000 shares of the common stock of the Corporation with an exercise price of $.125 per share (equivalent to $2.50 post reverse split), exercisable through January 31, 2007. DMTR has also agreed to exchange $700,000 in principal amount of the Bridge Financings for the issuance of 700,000 shares (on a post reverse split basis) of the Corporation's Common Stock.

                                  RISK FACTORS

         AN INVESTMENT IN THE NEW NOTES OF THE CORPORATION IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION PROVIDED TO A HOLDER BY THE CORPORATION, A HOLDER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS REGARDING THE CORPORATION BEFORE MAKING AN INVESTMENT DECISION TO PARTICIPATE IN THE EXCHANGE OFFER.

Loss In First Nine Months, Expected Loss In Fiscal Year 2000

         The Corporation reported a net loss of $5,233,000 for the nine-months ended July 30, 2000. The Corporation expects to incur a substantial loss for fiscal year 2000 which it is unable to quantify at this time.

Uncertainty of commercial implementation of printer technology

         The Corporation's future success depends in large part on the timely and successful development and marketing in commercial markets of products based upon the Corporation's proprietary high-speed color digital printer technology. Mass commercial implementation of the Corporation's technology remains uncertain and is subject to a number of factors including, without limitation, timely completion of the Corporation's product offerings, the timing of development of competing color printing technologies, the availability of adequate manufacturing capacity and distribution channels and the availability of adequate working capital to finance development, manufacture and marketing of the products.

Dependence on third party distribution channels to access certain mass commercial printer markets

         Because the Corporation believes that time-to-market is an important factor in addressing available commercial markets, such as the short-run production printer market, its primary distribution strategy is to align itself with original equipment manufacturers ("OEMs") possessing brand name recognition and established distribution channels. Accordingly, the Corporation has been seeking OEM agreements to provide such distribution capabilities. There can be no assurance that the Corporation will be successful in securing such alliances and, if so, what capabilities or resources any such alliance will actually provide to the Corporation. Additionally, the Corporation is presently seeking to establish third party distribution capabilities through national and/or regional distribution networks for markets not specifically covered by OEM candidates. Such distribution channels have not yet been established. There can be no assurance that the Corporation will be successful in establishing such distribution channels.

The Corporation may not have operating income or net income in the future.

         The Corporation anticipates continuing to incur significant operating expenses in the future including significant cost of revenues, selling, general and administrative and amortization expenses. As a result, the Corporation may incur operating losses and may not have enough money to grow its business in the future.

Dependence on Personnel

         The success of the Corporation's business will depend upon its ability to attract and retain personnel with a wide range of technical capabilities. Competition for such personnel is intense, and is expected to increase in the future. If the Corporation is unable to attract and retain qualified personnel, its business and results of operations will be adversely affected.

The Corporation has a history of recent losses.

         The Corporation has incurred losses for the 2000 fiscal year and for immediately preceding fiscal years. Historically, operating losses have caused the Corporation to suffer liquidity problems, which liquidity problems persist. In the event that the Corporation plans change, its assumptions change or prove to be inaccurate, projected cash flow proves to be insufficient or its losses continue, the Corporation will not be able to sustain operations without additional financing. Although the Corporation has been able to raise sufficient capital from affiliates and outside investors to maintain its operations, the Corporation has no current commitments or arrangements for additional financing and there can be no assurance that additional financing will be available on acceptable terms, if at all.

Restrictions on Transferability of the Securities; No Demand Registration
Rights.

         The shares of New Notes and the Common Stock into which the New Notes are convertible have not been registered under the Securities Act of 1933 (the "Securities Act"). Accordingly, under the Securities Act, the shares of Common Stock into which the New Notes are convertible may not be resold unless a registration statement is filed and becomes effective or an exemption from registration is available. Similar restrictions on transferability are imposed under the securities or "blue sky" laws of certain states. As a result of these limitations on transferability, an investment in the New Notes and the shares of Common Stock into which the New Notes are convertible should not be considered liquid. Investors will have "piggyback" registrations rights regarding the shares of Common Stock into which New Notes are convertible (subject to underwriter cutbacks), but no demand registration right which would compel the Corporation to take such actions.

Disclosures Relating to Low Priced Stocks; Possible Adverse Effect of Penny Stock Rules on Liquidity for the Corporation's Securities.

         Trading of the Common Stock is currently conducted in the NASDAQ Bulletin Board. An investor may find it difficult to dispose of or to obtain accurate quotations as to the price of such securities.

         If both the price per share is below $5.00 and the Corporation's revenues fall below $6,000,000 per year, the Common Stock would be subject to certain penny-stock rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 15g-9 under the Exchange Act imposes additional sale practice requirements on broker-dealers which sell such securities to persons other than established customers and accredited investors. For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. For any transaction by broker-dealers involving a penny stock, unless exempt, the rules require delivery, prior to a transaction in a penny stock, of a risk-disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, such Rule may affect the ability of broker-dealers to sell the Corporation's Common Stock and may affect the ability of purchasers in the offering to sell any of the Corporation's Common Stock acquired upon conversion in the secondary market if such Common Stock becomes tradeable on such market, of which there can be no assurance.



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

Volatility of Market Price of Shares.

         Trading of the Common Stock is conducted in the NASDAQ Bulletin Board. There can be no assurance that an active trading market will be sustained. The market price for the Corporation's Common Stock may be significantly affected by such factors as the Corporation's financial results and introduction of new products by the Corporation or its competitors. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, the stocks of which trade in the over-the-counter market, have experienced wide price fluctuations not necessarily related to the operating performance of such companies. The market price for the Corporation's Common Stock may be affected by general stock market volatility.

Shares Eligible for Future Sale.

         All of the Corporation's outstanding shares of Common Stock that are currently eligible for sale on the NASDAQ Bulletin Board, are eligible for sale under Rule 144 or will be eligible for sale when the Corporation has filed all periodic reports required to be filed during the preceding 12 months under the Securities Exchange Act of 1934. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person who has owned restricted shares of Common Stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. One such condition is that the Corporation have filed all reports required under the Securities Exchange Act of 1934 for the preceding 12 months.

         No predictions can be made as to the effect, if any, that sales of previously issued shares will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of the shares may be sold in the public market may adversely affect prevailing market prices for the shares and could impair the Corporation's ability to raise capital through the sale of its equity shares.


                         FEDERAL INCOME TAX CONSEQUENCES

         A HOLDER IS ENCOURAGED TO CONSULT HIS OWN TAX ADVISOR TO UNDERSTAND THE TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER.



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